Exhibit 99.1

FOR IMMEDIATE RELEASE                                                NEWS
MARCH 03, 2005                                                       OTCBB: MIDX


       MIDNET AND WORLD ACCESSIBILITY SIGN REGISTRATION AGREEMENT VALUED
                              AT $1.2 MILLION CDN

Reno, Nevada - March 03, 2005 - MidNet, Inc. (OTCBB: MIDX), creator, owner and operator of The Middle Network(TM), announced today that it will provide a series of network-enabling services for a forthcoming line of telecommunications devices being marketed by World Accessibility Marketplace Inc. (World Accessibility). The initial agreement is valued at Canadian $1.2 million.

MidNet's services will allow World Accessibility's devices, which include video phones and video-conferencing, to operate over MidNet's Middle Network, a secure, high-capacity private network designed as a commercial complement to the Internet.

"All accessible devices marketed by World Accessibility will be registered by MidNet, thereby providing a level of security not present on the Internet," commented Tilo Kunz, Chairman and COO. "This will allow for secure transmission of video-based communications by restricting access via security features built into The Middle Network.

MidNet recently announced that World Accessibility had become the first application service provider (ASP) over The Middle Network, and would utilize the Network to enhance the delivery of unified broadband application services to its clients. World Accessibility provides a suite of software tools designed to provide the company's diverse customer base with accessible, enhanced communication services. CEO Roger B. Jones stated "Having our telecommunication devices running over The Middle Network augments our current enhanced communication services by addressing the security concerns of corporate and government users."

World Accessibility is working within a multitude of "Communities of Interest," including persons with disabilities. According to statistics from the U.S. Department of Commerce, 20% of Americans are affected by disabilities, representing the largest single minority group in the United States. There are roughly 860 million people world wide with disabilities. The US Census Bureau stated that disabled persons in the US alone had an aggregate income of $1 trillion in 2001, including $220 billion in discretionary income.

ABOUT WORLD ACCESSIBILITY MARKETPLACE INC.
World Accessibility has created a suite of software tools that are designed to provide the company's diverse customer base with accessible, enhanced communication services. These software tools combined with multimedia devices were created to be usable by all people, regardless of physical or cognitive ability. World Accessibility Marketplace Inc. is a privately held company incorporated in the province of British Columbia, Canada. World Accessibility has established an accessible dynamic communications environment where anyone can obtain information, communicate and conduct business.

ABOUT MIDNET, INC.
MidNet is the creator, owner, and operator of The Middle Network - a commercial alternative to the Internet. The Middle Network provides high-speed, high-capacity private digital connectivity to companies and people, who wish to create, manage and distribute valuable intellectual properties.

FORWARD LOOKING STATEMENTS
The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risk include, but are not limited to, the ability of MidNet or the company to execute effectively its business plan, changes in the market for MidNet's proposed network services, changes in stock and business market activity, realization of anticipated customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), systems failures, economic and political conditions, changes in customer behavior and the introduction of competing products having technological and /or other advantages. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The company assumes no obligation to update information concerning its expectations.

For more information, please visit our website at www.midnetinc.com or call 1-877-609-6188

INVESTOR AND MEDIA CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044